Exhibit 10.20

NEITHER THIS NOTE, NOR ANY SECURITY ISSUABLE UPON CONVERSION THEREOF, HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO INTEREST IN THIS NOTE MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT), OR (iii) AN EXEMPTION FROM REGISTRATION UNDER THE ACT WHERE THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF ITS COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

                                INFORMEDIX, INC.

                 SENIOR 12% CONVERTIBLE SECURED PROMISSORY NOTE

$50,000                                                          August 2, 2002

     FOR VALUE RECEIVED, the undersigned, Informedix, Inc., a Virginia corporation ("Payor"), having its executive office and principal place of business at 5880 Hubbard Drive, Rockville, Maryland 20852-4821 hereby promises to pay to Allied International Fund ("Payee"), having an address at 125 Michael Drive Street, Syosset, NY 11791 at Payee's address set forth above (or at such other place as Payee may from time to time hereafter direct by notice in writing to Payor), the principal sum of FIFTY THOUSAND DOLLARS ($50,000), in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts, on the first to occur of the following dates: (i): January 24, 2003, (the "Maturity Date"); (ii) the date on which the outstanding principal amount of this Note is prepaid in full as hereinafter permitted(the "Prepayment Date"); (iii) the date on which a debt or equity financing of $1,500,000 or more is closed (the "Financing Date"); and
(iv) any other date on which any principal amount of, or accrued unpaid interest on, this Note is declared to be, or becomes, due and payable pursuant to its terms prior to the Maturity Date (the "Acceleration Date").

     1.   Interest And Payment.

          1.1 The principal amount of this Note outstanding from time to time shall bear simple interest at the annual rate (the "Note Rate") of twelve percent (12%) from the date hereof through the earliest to occur of (i) the Maturity Date; (ii) the Prepayment Date; (iii) the Acceleration Date; and (iv) the Financing Date.

          1.2 Interest accrued on this Note shall be payable not later than, on the earliest to occur of (i) the Maturity Date; (ii) the Prepayment Date; (iii) the Acceleration Date; and (iv) the Financing Date.

          1.3 All payments made by the Payor on this Note shall be applied first to the payment of accrued unpaid interest on this Note and then to the reduction of the unpaid principal balance of this Note.

          1.4 If payment of the outstanding principal amount this Note, together with accrued unpaid interest thereon at the Note Rate, is not made on the earliest to occur of (i) the Maturity Date, (ii) the Prepayment Date,(iii) the Acceleration Date, and (iv) the Investment Date, then interest shall accrue on the outstanding principal amount due under this Note and on any unpaid accrued interest due on this Note from and after such date of default to the date of the payment in full of such amounts (including from and after the date of the entry of judgment in favor of Payee in an action to collect this Note) at an annual rate equal to the lesser of 18% or the maximum rate of interest permitted by applicable law (the "Maximum Rate").

          1.5 In no event shall Payee be entitled to receive interest, however characterized and including other consideration received in connection with this Note, at an effective rate in excess of the Maximum Rate. In the event that a court of competent jurisdiction determines that such amounts paid or agreed to be paid by Payor in connection with this Note causes the effective interest rate on this Note to exceed the Maximum Rate, such interest or other consideration shall automatically be reduced to a rate which results in an effective interest rate under this Note equal to the Maximum Rate over the term hereof, and, in such event, any amounts received by Payee deemed to constitute excessive interest shall be applied first to the payment of accrued unpaid interest on this Note and then to the reduction of the unpaid principal balance of this Note.

          1.6 In the event that the date for the payment of any amount payable under this Note falls due on a Saturday, Sunday or public holiday under the laws of the State of New York, the time for payment of such amount shall be extended to the next succeeding business day and interest at the Note Rate shall continue to accrue on any principal amount so effected until the payment thereof on such extended due date.

     2.   Replacement Of Note.

          2.1 In the event that this Note is mutilated, destroyed, lost or stolen, Payor shall, at its sole expense, execute, register and deliver a new Note, in exchange and substitution for this Note, if mutilated, or in lieu of and substitution for this Note, if destroyed, lost or stolen. In the case of destruction, loss or theft, Payee shall furnish to Payor indemnity reasonably satisfactory to Payor, and in any such case, and in the case of mutilation, Payee shall also furnish to Payor evidence to its reasonable satisfaction of the mutilation, destruction, loss or theft of this Note and of the ownership thereof. Any replacement Note so issued shall be in the same outstanding principal amount as this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been paid, dated the date of this Note.

          2.2 Every Note issued pursuant to the provisions of Section 2.1 above in substitution for this Note shall constitute an additional contractual obligation of the Payor, whether or not this Note shall be found at any time or be enforceable by anyone.

     3. Prepayment. This Note may be prepaid at any time on thirty (30) days prior written notice to Payee. With the consent of the holder of this Note, the principal amount of this Note may be prepaid in whole at any time, or in part from time to time, without penalty or premium, together with interest thereon accrued through the Prepayment Date. Each partial prepayment of this Note shall first be applied to interest accrued through the Prepayment Date and then to principal.

     4. Covenants of Payor. Payor covenants and agrees that, so long as this Note remains outstanding and unpaid, in whole or in part:

          4.1 Payor will not sell, transfer or in any other manner alienate or dispose of a material part of its assets;

          4.2 Payor will not make any loan to any person who is or becomes a shareholder or executive employee of Payor, other than for reasonable advances for expenses in the ordinary course of business;

          4.3 Payor will promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it, its income and profits, or any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that Payor or such subsidiary shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and Payor or such subsidiary, as the case may be, shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested;

          4.4 Payor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and substantially comply with all laws applicable to Payor as its counsel may advise;

          4.5 Payor will at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition (except for the effects of reasonable wear and tear in the ordinary course of business) and will, from time to time, make all necessary and proper repairs, renewals, replacements, betterments and improvements thereto;

          4.6 Payor will keep adequately insured, by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

          4.7 Payor will, promptly following the occurrence of an Event of Default or of any condition or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, furnish a statement of Payor's President or Chief Financial Officer to Payee setting forth the details of such Event of Default or condition or event and the action which Payor intends to take with respect thereto;

          4.8 Payor will, and will cause each of its subsidiaries to, at all times maintain books of account in which all of its financial transactions are duly recorded in conformance with generally accepted accounting principles; and

          4.9 Payor will not purchase or otherwise redeem any Common Stock; nor issue any Common Stock except pursuant to a public offering of the Payor's Common Stock, or the conversion of this Note in accordance with its terms, or upon the exercise of Warrants issued simultaneously with the issuance of this Note. Warrants shall be issued to the holder of each Note simultaneously with the execution of each Note in the ratio of one Warrant for each one dollar of principal sum of such Note. Each Warrant shall entitle the Holder thereof to acquire a share of Payor's Common Stock for $1.50.

          4.10 Payor will apply the proceeds of this loan only to make the payments specified in Schedule A hereto. (a) The undisbursed balance of such proceeds will be disbursed only in accordance with the written, joint agreement of Payor and Payee; if Payor so elects, Payee shall deposit the undisbursed proceeds of this loan into a bank account requiring the joint signature of a representative of Payee and a representative of Payor for all disbursements.

          (b) Notwithstanding any provision of Article 4(a), Payor may merge with or become a wholly-owned subsidiary of a publicly traded corporation and may arrange for financing from Warren + Lewis excess of $350,000, provided that any such additional financing shall be parri passu with the principal amount of this Note and not senior thereto.

     5. Events of Default. If any of the following events (each an "Event of Default") occurs:

          5.1 The dissolution of Payor or any vote in favor thereof by the board of directors and shareholders of Payor; or

          5.2 Payor makes an assignment for the benefit of creditors, or files with a court of competent jurisdiction an application for appointment of a receiver or similar official with respect to it or any substantial part of its assets, or Payor files a petition seeking relief under any provision of the Federal Bankruptcy Code or any other federal or state statute now or hereafter in effect affording relief to debtors, or any such application or petition is filed against Payor, which application or petition is not dismissed or withdrawn within sixty (60) days from the date of its filing; or

          5.3 Payor fails to pay the principal amount, or interest on, or any other amount payable under, this Note as and when the same becomes due and payable; or

          5.4 Payor admits in writing its inability to pay its debts as they mature; or

          5.5 Payor sells all or substantially all of its assets or merges or is consolidated with or into another corporation; other than a merger with or into a publicly traded corporation, or

          5.6 A proceeding is commenced to foreclose a security interest or lien in any property or assets of Payor as a result of a default in the payment or performance of any debt (in excess of $15,000 and secured by such property or assets) of Payor or of any subsidiary of Payor; or

          5.7 A final judgment for the payment of money in excess of $15,000 is entered against Payor by a court of competent jurisdiction, and such judgment is not discharged (nor the discharge thereof duly provided for) in accordance with its terms, nor a stay of execution thereof procured, within thirty (30) days after the date such judgment is entered, and, within such period (or such longer period during which execution of such judgment is effectively stayed), an appeal therefrom has not been prosecuted and the execution thereof caused to be stayed during such appeal; or

          5.8 An attachment or garnishment is levied against the assets or properties of Payor or any subsidiary of Payor involving an amount in excess of $15,000 and such levy is not vacated, bonded or otherwise terminated within thirty (30) days after the date of its effectiveness; or

          5.9 Payor defaults in the due observance or performance of any covenant, condition or agreement on the part of Payor to be observed or performed pursuant to the terms of this Note (other than the default specified in Section 5.3 above) and such default continues uncured for a period of thirty
(30) days; or

          5.10 Payor defaults in the payment (regardless of amount) when due of the principal of, interest on, or any other liability on account of, any indebtedness of Payor having a face or principal amount in excess of $15,000, or a default occurs in the performance or observance by Payor of any covenant or condition (other than for the payment of money) contained in any note or agreement evidencing or pertaining to any such indebtedness, which causes the maturity of such indebtedness to be accelerated or permits the holder or holders of such indebtedness to declare the same to be due prior to the stated maturity thereof; or

          5.11 Payor does not proceed with a reverse takeover into a public shell by the Maturity Date for any reason whatsoever; then, upon the occurrence of any such Event of Default and at any time thereafter, the holder of this Note shall have the right (at such holder's option) to declare the principal of, accrued unpaid interest on, and all other amounts payable under this Note to be forthwith due and payable, whereupon all such amounts shall be immediately due and payable to the holder of this Note, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided, however, that in case of the occurrence of an Event of Default under any of Sections 5.1, 5.2 or 5.4 above, such amounts shall become immediately due and payable without any such declaration by the holder of this Note.

     6. Conversion.

          6.1 If at any time prior to the Maturity Date, the Prepayment Date, the Acceleration Date, and the Financing Date, the Payor or its parent shall merge with or become a subsidiary of a publicly-traded company or the Payor or its parent shall become publicly traded, then this Note, together with accrued unpaid interest thereon outstanding at the close of business on the date of such event (a "Conversion Event") shall automatically convert into the Conversion Shares (as hereinafter defined) at the purchase price of one dollar per share of Common Stock of Payor, subject to adjustment in accordance with the anti-dilution provisions set forth in this
Section 6.

          6.2 At any time prior to the Maturity Date, and at any time prior to the Prepayment Date, the Acceleration Date, and the Financing Date, provided that Payor shall give Payee not less than five (5) days prior written notice of any such dates or the event triggering the Acceleration Date, the Prepayment Date, or the Financing Date, the Payee may, at its sole option, exercisable in writing to the Payor at its address set forth above, convert the principal amount of this Note, together with accrued unpaid interest thereon, outstanding (the "Conversion Option") at the close of business on the date of such exercise (the "Effective Date") convert, in whole or in part, the then outstanding principal amount of this Note, together with accrued unpaid interest thereon (the "Optional Conversion"), into, fully paid and nonassessable shares of Common Stock (the "Conversion Shares") at the purchase price of one dollar per share of Common Stock of Payor, subject to adjustment in accordance with the anti-acceleration provisions set for in this Section 6.

          6.3 To exercise the Conversion Option, the holder hereof shall give written notice to Payor that it elects to convert the principal amount of this Note, together with accrued unpaid interest thereon, into Conversion Shares in accordance with the provisions of Section 6.1 above (the "Conversion Notice"). The Conversion Notice shall specify the name or names in which the holder wishes the certificates for the Conversion Shares to be registered, together with the address or addresses of the persons so named, provided such Conversion Shares may not be registered in the name of a person or persons other than the holder of this Note unless the holder and such other person first comply with all applicable restrictions on the transfer of Conversion Shares.

          6.4 Promptly after the delivery of the Conversion Notice to Payor, Payor shall cause to be delivered to the holder and/or Payor's designees' certificates representing the number of Conversion Shares into which this Note is being converted rounded up to the nearest whole share in the case of any fractional share.

         Conversion of this Note shall be deemed to have been made at the close of business on the date the Conversion Notice is delivered to Payor or a Conversion Event occurs, so that interest shall not accrue from and after such date on the principal amount of this Note converted and the person or persons entitled to receive Conversion Shares upon such conversion shall be treated for all purposes as having been the record holder or holders thereof at such time and such conversion shall be at the Conversion Rate in effect at such time. The issuance of certificates for Conversion Shares upon conversion of this Note shall be made without charge to the holder of this Note for any tax in respect of the issuance of such certificates. Upon Payor's (i) delivery of the certificates for the Conversion Shares to the holder of this Note and/or its designees and (ii) payment of the cash adjustment, if any, due to the holder of this Note pursuant to the terms of this Article 6, the holder of this Note shall surrender this Note to Payor.

          6.5 Payor shall at all times keep available out of its authorized but unissued shares of Common Stock, solely for effecting the conversion of this Note, the full number of whole Conversion Shares then deliverable upon conversion of the entire principal amount of this Note, and accrued unpaid interest thereon, at the time outstanding. Payor shall take at all times such corporate action as shall be necessary in order that Payor may validly and legally issue fully paid and nonassessable shares of Common Stock in accordance with the provisions of this Article 6.

          6.6 In the event Payor at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or distribution payable in securities of Payor other than Common Stock, then, and in each such event, provisions shall be made so that the holder of this Note shall receive upon conversion thereof, in addition to the number of Conversion Shares receivable thereupon, the amount of securities of Payor which such holder would have received had this Note been converted into shares of Common Stock on the date of such event and had the holder retained such securities thereafter, during the period from the date of such event to and including the conversion date, giving effect to all adjustments to the Conversion Rate during such period with respect to the rights of the holder of this Note.

          6.7 If the shares of Common Stock issuable upon the conversion of this Note shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then and in each such event the holder of this Note shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which this Note might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          6.8 In the event of:

               (1) any taking by Payor of a record of any of the holders of any class of securities for any purpose, including, but not limited to, determining the holders who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

               (2) any meeting of holders of any class of securities of Payor or any action by holders of any class of securities of Payor without a meeting; or

               (3) any capital reorganization of Payor, any reclassification of recapitalization of the capital stock of Payor or any transfer of all or substantially all of the assets of Payor to or consolidation or merger of Payor with or into any other person; or

               (4) any proposed issue or grant by Payor to the holders of Common Stock of any shares of stock of any class or any other securities (including but not limited to convertible securities), or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities;

               (5) any proposed sale of Common Stock in the manner described in
Section 6.8, then and in such event, Payor will mail or cause to be mailed to the holder of record of this Note a notice specifying (i) the date on which any such record is or was to be taken and the purpose therefor, (ii) the date and purpose of any shareholders meeting or proposed shareholders action without meeting, (iii) the date on which any such sale, reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock are to surrender or exchange such shares of Common Stock for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up and (iv) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least fifteen (15) days prior to the record date, shareholders meeting (or shareholders action without meeting) or other event specified in this Section 6.8

     7. Security For Payment. The payment obligations of Payor and the collection rights of Payee under this Note are secured by the pledge to Payee of certain assets of Payor pursuant to the terms of the Intellectual Property Security Agreement between Payor and Payee of even date herewith.

     8. Piggyback Registration Rights. If at any time the Payor shall determine to register for its own account or the account of others under the Securities Act (including without limitation pursuant to the registration of any stockholder of the Company) any of its equity securities, other than on Form S-8 or Form S-4 or their then equivalents (a "Piggyback Registration"), it shall send to each holder of a Note or of Conversion Shares, written notice of such determination and, if within fifteen (15) days after receipt of such notice, such holders shall so request in writing, the Payor shall use its diligent efforts to include in such registration statement all or any part of the shares of Common Stock or other securities issued or issuable upon conversion of this Note ("Registrable Shares") such holder requests to be registered, except that if, in connection with any offering involving an underwriting of Common Stock to be issued by the Payor the managing underwriter shall impose a limitation on the number of shares of Common Stock which may be included in the Registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the Payor shall be obligated to include in such registration statement only such limited portion (or none, if so required by the managing underwriter) of the Regis ratable Shares with respect to which such holder has requested inclusion hereunder.

     9. Seniority. The rights of the Payee hereunder shall not be subordinate or; prior to any other indebtedness of the Payee. Notwithstanding the foregoing, at Payor's election the rights of Payee hereunder may be subordinated as to security and as to payment of up to $350,000 of secured debt of Payee to Warren + Lewis pursuant to the terms of a subordination agreement acceptable to Payor in its reasonable discretion.

     10. Suits for Enforcement and Remedies. If any one or more Events of Default shall occur and be continuing, the Payee may proceed to (i) protect and enforce Payee's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Note or in any agreement or document referred to herein, (ii) enforce the payment of this Note, or (iii) enforce any other legal or equitable right of the holder of this Note. No right or remedy herein or in any other agreement or instrument conferred upon the holder of this Note is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     11. Unconditional Obligation; Fees, Waivers, Other.

          11.1 The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

          11.2 If, following the occurrence of an Event of Default, Payee shall seek to enforce the collection of any amount of principal of and/or interest on this Note, there shall be immediately due and payable from Payor, in addition to the then unpaid principal of, and accrued unpaid interest on, this Note, all costs and expenses incurred by Payee in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements.

          11.3 No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver or as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

          11.4 This Note may not be modified or discharged (other than by payment or conversion) except by a writing duly executed by Payor and Payee.

          11.5 Payor hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times which Payee had or is existing as security for any amount called for hereunder.

          11.6 Payor shall bear all of its expenses, including attorneys' fees, incurred in connection with the preparation of this Note. Payor shall pay for Payee's legal fees incurred for the preparation and execution of this Note, not to exceed $5,000.

     12. Restriction on Transfer. This Note has been acquired for investment, and neither this Note nor any of the Conversion Shares have been registered under the securities laws of the United States of America or any state thereof. Accordingly, no interest in this Note, nor any of the Conversion Shares, may be offered for sale, sold or transferred in the absence of registration and qualification of this Note or the Conversion Shares, as the case may be, under applicable federal and state securities laws or an opinion of counsel of Payee reasonably satisfactory to Payor that such registration and qualification are not required. The Conversion Shares are subject to a Registration Rights Agreement dated as of the date hereof between Payor and Payee.

     13. Miscellaneous.

          13.1 The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

          13.2 All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail (return receipt requested, postage prepaid), facsimile transmission or overnight courier to the address of the intended recipient as set forth in the preamble to this Note or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions of this Note.

          13.3 This Note and the obligations of Payor and the rights of Payee shall be governed by and construed in accordance with the substantive laws of the State of New York without giving effect to the choice of laws rules thereof.

          13.4 Payor (i) agrees that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (ii) waives any objection which Payor may have now or hereafter based upon forum non conveniens or to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Payor further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon the Payor, mailed by certified mail to the Payor's address, will be deemed in every respect effective service of process upon Payor, in any suit, action or proceeding. FURTHER, PAYOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS NOTE AND IN CONNECTION WITH ANY DEFENSE, COUNTERCLAIM OR CROSSCLAIM ASSERTED IN ANY SUCH ACTION.

          13.5 This Note shall bind Payor and its successors and assigns.



                                     INFORMEDIX, INC.




                                     By:   /s/ Bruce Kehr
                                        ---------------------------------
                                        Name:  Bruce Kehr
                                        Title: Chief Executive Officer

                                   SCHEDULE A
                                   ----------

                                 USE OF PROCEEDS
                                 ---------------

         The $50,000 of proceeds shall be applied for general working capital purposes.